EXHIBIT 99.1

Tenax Therapeutics Achieves Major Milestone as USPTO Grants Notice of Allowance for U.S. Patent Application Covering Use of Oral Levosimendan (TNX-103) in Pulmonary Hypertension with Heart Failure with Preserved Ejection Fraction (PH-HFpEF)

•	Once granted, this patent will provide intellectual property protection until December 2040, and may qualify for additional U.S. patent term extension beyond 2040

•	There are currently no FDA approved treatments for PH-HFpEF, a condition affecting more than 1,600,000 North Americans, with estimates indicating a prevalence of more than 2,000,000 patients by 2030

•	Once granted, this patent will significantly broaden Tenax’s U.S. intellectual property (IP) protection for a market with the potential to generate billions in future estimated annual sales

•	Acting as both a potassium ATP channel activator and a calcium sensitizer, levosimendan is the only drug to show significant improvement in the 6-minute walk endpoint in this large patient population (Phase 2 HELP Study)

•	Tenax intends to initiate a Phase 3 trial using this daily, oral formulation in 2023

CHAPEL HILL, N.C., May 31, 2023 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced today that it has received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for its patent application with claims covering the use of TNX-103, oral levosimendan, titled:  “LEVOSIMENDAN FOR TREATING PULMONARY HYPERTENSION WITH HEART FAILURE WITH PRESERVED EJECTION FRACTION (PH-HFpEF).”

The patent, once granted, will have a patent term through December 2040. It will provide the Company with substantial added intellectual property (IP) protection in the United States;  Tenax will now have secured IP rights surrounding the use of oral, subcutaneous, and intravenous (IV) administration of levosimendan for the treatment of PH-HFpEF.

“With this Notice of Allowance, Tenax is now exceptionally well-positioned to realize the significant commercial potential of oral levosimendan, based on this new IP protection that will last until at least the end of 2040.  Advancing this daily, oral formulation into Phase 3 studies for the treatment of PH-HFpEF, a heart condition affecting millions of people in the United States with no FDA approved treatments, is our next step,” said Chris Giordano, Chief Executive Officer of Tenax Therapeutics.

“I would like to thank my Tenax colleagues and our outside IP counsel who, over the course of several years, worked so diligently to help secure our levosimendan IP estate. Today’s announcement represents a major milestone for our Company in our mission to grow shareholder value by addressing a major unmet medical need in cardiovascular medicine, and with these foundational IP rights now in place, we look forward to updating shareholders on our progress as oral levosimendan advances into Phase 3 testing.”

Dr. Stuart Rich, Chief Medical Officer of Tenax Therapeutics, stated, “Based on its unique mechanistic properties as both a potassium ATP channel activator and calcium sensitizer, we believe oral levosimendan has a unique opportunity to become the first therapy ever approved for the treatment of PH-HFpEF, the most common type of PH globally. As demonstrated in the Phase 2 HELP Study, intravenous levosimendan is the only drug to have shown a significant improvement in exercise capacity for this patient population. Importantly, we have also received guidance from the FDA that the same 6-minute walking test used in the Phase 2 HELP Study can serve as the primary endpoint in our Phase 3 program.”

The patent covering the use of oral levosimendan for the treatment of PH-HFpEF is based on key discoveries from the HELP Study, in which levosimendan-treated PH-HFpEF patients benefited from a statistically significant improvement in 6-minute walk distance of 29 meters (p=0.03) when compared with placebo. When transitioning to the oral daily formulation after a lengthy treatment with the weekly IV formulation, the 6-minute walk results improved further.

About Levosimendan (TNX-101, TNX-102, and TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Tenax Therapeutics has North American rights to develop and commercialize IV (TNX-101), subcutaneous (TNX-102), and oral (TNX-103) formulations of levosimendan. Results of Tenax Therapeutics’ Phase 2 trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that forms the basis for the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, “a growing epidemic with high morbidity and mortality and no treatment. The clear unmet need and lethal nature of PH-HFpEF must be met with novel solutions at all levels of therapeutic development.” (AHA Scientific Advisory, “A Call to Action,” 2022).

About Imatinib (TNX-201)

Tenax Therapeutics is developing novel dosing and a unique formulation of imatinib mesylate, a kinase inhibitor that has received FDA’s orphan designation (March 2020) for the treatment of pulmonary arterial hypertension (PAH). The IMPRES trial, a previous Phase 3 trial, demonstrated that oral imatinib may produce a markedly greater, and much more durable, treatment effect on exercise tolerance, than any other available PAH treatment, alone or in combination, based on the results observed in those patients who were maintained on the full imatinib dose for the majority of the trial. Despite the availability of several classes of pulmonary vasodilators, no existing treatment has been shown to halt progression or induce regression of the disease. Imatinib acts on underlying cellular proliferative pathways associated with PAH and has the potential to be approved as a disease modifying therapy for PAH.

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About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan. Tenax Therapeutics also is developing a unique oral formulation of imatinib.   For more information, visit www.tenaxthera.com. Tenax’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks related to our business strategy, including the prioritization of product candidates; intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our competitive position; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks related to our continued listing on Nasdaq; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the COVID-19 pandemic or similar health epidemics and geopolitical uncertainties such as in Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com

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